EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report on the financial statements as of December 31, 2006 of Asia Global Holdings Corp. dated April 14, 2007, in this Form S-8 Registration Statement and the related Prospectus for the registration of 25,000,000 shares of its common stock.

/s/ HLB Hodgson Impey Cheng
HLB Hodgson Impey Cheng
Chartered Accountants
Certified Public Accountants

Hong Kong, S.A.R.
August 16, 2007